Exhibit 22.1
                                                                    ------------



                           SUBSIDIARIES OF THE COMPANY



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Name of Subsidiary                         State or Jurisdiction      Percentage
                                           of Incorporation           Owned
------------------------------------------ -------------------------------------
Commodore Solution
Technologies, Inc.                         Delaware                         100%
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Commodore Advanced
Sciences, Inc.*                            New Mexico                       100%
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A.S. Environmental, Inc.*                  Delaware                         100%
------------------------------------------ -------------------------------------
Commodore Government
Environmental                              Delaware                         100%
Technologies, Inc.*
------------------------------------------ -------------------------------------
Environmental Alternatives, Inc.*          New Mexico                       100%
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Advanced Sciences Integrated
Mexico, S.A. de C.V.*                      Mexico                           100%
------------------------------------------ -------------------------------------
Advanced Sciences Integradas S.A.*         Argentina                        100%
------------------------------------------ -------------------------------------


*  Wholly owned subsidiary of Commodore Solution Technologies, Inc.